Exhibit 99.1
[LEVI STRAUSS & CO. LETTERHEAD]

JOHN ANDERSON
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
December 18, 2006
Dear Hans,
We are pleased to present you with this special award of $600,000 (gross) in recognition of your outstanding performance and to fulfill commitments made to you at your time of hire regarding your long-term incentive arrangements.
Regards,
/s/ John Anderson
cc:	Pat House Chair, Human Resources Committee